UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2012

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lynn Laverty Elsenhans resigned as the Chief Executive Officer of Sunoco, Inc. and Sunoco Partners, LLC, the general partner of Sunoco Logistics Partners, LP, effective March 1, 2012. The Corporate Governance Guidelines of International Paper Company (the “Company”) require a director to tender his or her resignation for consideration by the Governance Committee of the Company’s Board of Directors upon a substantial change in principal occupation or business association. Accordingly, Ms. Elsenhans tendered her resignation from the Board, which was accepted effective March 7, and she will not stand for re-election.

SECTION 7. REGULATION FD.

Item 7.01.	Regulation FD Disclosure.

Three executive officers of the Company, John V. Faraci, Chairman and CEO, Tommy S. Joseph, Senior Vice President, and Mark S. Sutton, Senior Vice President, each established a Rule 10b5-1 trading plan (the “Trading Plan”) to sell a portion of their respective holdings of Company common stock as part of their personal financial planning strategies for asset diversification and liquidity. Their individual Trading Plans are described below.

Mr. Faraci’s Trading Plan provides for the sale of up to 70,000 shares of his Company stock. In addition, it provides for the sale of shares that he may acquire upon exercise of employee stock options as follows: 37,500 stock options that expire on April 9, 2012; 37,500 stock options that expire on October 8, 2012; and 53,000 stock options that expire on April 8, 2013. Planned sales under his Trading Plan will commence no earlier than March 30, 2012, provided that the price of Company stock achieves specified levels. His Trading Plan terminates on April 8, 2013.

Mr. Joseph’s Trading Plan provides for the sale of up to 12,664 shares of his Company stock. In addition, it provides for the sale of shares that he may acquire upon exercise of employee stock options as follows: 6,200 stock options that expire on April 9, 2012; and 7,500 stock options that expire on October 8, 2012. Planned sales under his Trading Plan will commence no earlier than March 28, 2012, provided that the price of Company stock achieves specified levels. His Trading Plan terminates on March 28, 2013.

Mr. Sutton’s Trading Plan provides for the sale of up to 10,491 shares of his Company stock. In addition, it provides for the sale of shares that he may acquire upon exercise of employee stock options as follows: 6,000 stock options that expire on April 9, 2012; 7,500 stock options that expire on October 8, 2012; and 7,500 stock options that expire on April 8, 2013. Planned sales under his Trading Plan will commence no earlier than April 2, 2012, provided that the price of Company stock achieves specified levels. His Trading Plan terminates on April 8, 2013.

10b5-1 Plans Generally

Each of the Trading Plans described above were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Once a plan is established, the individual retains no discretion over purchases or sales under the plan, and the transactions are executed through a broker on or after specified dates, whether or not the individual subsequently acquires material non-public information about the Company.

Any transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: March 9, 2012	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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